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CENTAUR GUERNSEY L.P. INC. Announces Date of its Third Quarter and First Nine Months of 2013
Earnings Release and Conference Call

San Antonio, Texas-November 8, 2013-Centaur Guernsey L.P. Inc. (Kinetic Concepts, Inc. and LifeCell Corporation) today announced that it will release its third quarter 2013 financial results and host an investor conference call on Tuesday, November 12th. The conference call will begin at 11:00 a.m. EST and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

To access the conference call, domestic participants may dial (877) 537-8066 at least 10 minutes before the call is scheduled to begin. International participants may dial +706-634-7494. Participants will be required to provide the Conference ID number 86093385.